Exhibit 10.5

TYCO/ADT PATENT AGREEMENT

This TYCO/ADT PATENT AGREEMENT (this “Agreement”) dated as of the ADT NA Distribution Date, by and among TYCO INTERNATIONAL LTD., a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“Tyco”) and THE ADT CORPORATION, a Delaware corporation (“ADT NA”, and together with Tyco, each a “Party”, and collectively, the “Parties”).

WHEREAS, pursuant to a Separation and Distribution Agreement, dated as of [            ], 2012 (the “SDA”), Tyco will distribute all of the issued and outstanding shares of ADT NA common stock to Tyco’s shareholders on the ADT NA Distribution Date;

WHEREAS, prior to such distribution, Tyco is transferring, contributing, contributing, assigning and conveying (or causing the foregoing to occur) certain assets and liabilities related to the ADT NA Business to ADT NA, and ADT NA is transferring, contributing, contributing, assigning and conveying (or causing the foregoing to occur) certain assets and liabilities related to the Tyco Retained Business to Tyco;

WHEREAS, after the ADT NA Distribution Date, the Parties will no longer be affiliated, but each of Tyco and ADT NA wish to have the freedom to operate their businesses without liability for infringing the patents owned by the other Party as of such date; and

WHEREAS, this Agreement is an Ancillary Agreement that must be executed pursuant to Section 3.5 of the SDA.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, and for good and valuable consideration, including that set forth in the SDA, the receipt and adequacy of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 Definitions. The following capitalized terms used in this Agreement shall have the meanings set forth below. Unless otherwise defined herein, all other capitalized terms shall have the meanings ascribed to them in the SDA.

“Action” shall mean any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Person, any Governmental Entity or any arbitration or mediation tribunal.

“ADT NA Business” shall mean (i) the business and operations of the residential and Small Business portions of the Tyco security solutions segment of Tyco operating in Canada, the United States and Puerto Rico as described in ADT NA’s Form 10, and (ii) any other business conducted primarily through the use of the ADT NA Assets prior to the Relevant Time.

“ADT NA Covered Product” shall mean (i) any product manufactured or developed by ADT NA or its Affiliates as of the Product Separation Date, which such products are set forth on Schedule A; (ii) any product purchased by ADT NA or its Affiliates from a third party (e.g., not Tyco or its Affiliates) as of the Product Separation Date, which such products are set forth on Schedule A, so long as such product is purchased from the same third party after such date; (iii) any product purchased by ADT NA or its Affiliates from Tyco or its Affiliates as of the Product Separation Date, which such products are set forth on Schedule A, so long as such product is still purchased by ADT NA or its Affiliates from Tyco or its Affiliates after such date; (iv) any product on the Separation Technology Roadmap, so long as such product is purchased from Tyco or its Affiliates after the Product Separation Date; and (v) all Modifications made after the Product Separation Date to any of the foregoing in subsections (i)-(iv), solely to the extent such Modifications are covered by the same Tyco Patent(s) that covered the product prior to such Modifications.

“ADT NA Covered Third Party Services” means (i) the provision of ADT NA Covered Products and related services to ADT NA and its Affiliates by vendors, consultants, contractors and suppliers; (ii) the offering of services (including any accompanying ADT NA Covered Products) of ADT NA or its Affiliates to customers and end users by authorized dealers; and (iii) the end-user of the services (including any accompanying ADT NA Covered Products) of ADT NA and its Affiliates. “ADT NA Covered Third Parties” shall mean all current or future Persons referenced in the above definition.

“ADT NA Excluded Patents” shall mean the U.S. and foreign patents and patent applications on Schedule B and all patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions and foreign counterparts issuing from any of the foregoing, solely to the extent they cover inventions within such scheduled patents and patent applications.

“ADT NA New Product” shall mean any product purchased by ADT NA or its Affiliates from a third party after the Product Separation Date, if ADT NA or its Affiliates purchased such product from Tyco or its Affiliates or a different third party prior to such date, and all Modifications made after the Product Separation Date to such product.

“ADT NA New Supplier Products” means, with respect to any ADT NA Covered Products, products purchased from a third-party supplier or vendor after the Product Separation Date that were purchased from Tyco or its Affiliates or a different third party prior to such date, and all Modifications thereof.

“ADT NA Patents” shall mean all (i) U.S. and foreign Patents that (a) are owned or controlled by ADT NA and its Affiliates as of the ADT NA Distribution Date and (b) are or were used by Tyco and its Affiliates in the Tyco Retained Business on or prior to the Distribution Date, and (ii) patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions and foreign counterparts issuing from any of the foregoing, solely to the extent they cover inventions within such Patents that are memorialized in writing as invention disclosures on or before the ADT NA Distribution Date, but excluding ADT NA Excluded Patents.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of any Group shall be deemed to be an Affiliate of another Party or member of such other Party’s Group by reason of having one or more directors in common. For purposes of this Agreement, Tyco and its Affiliates shall not be deemed to be “Affiliates” of ADT NA and its Affiliates, and vice-versa.

“Covered Product” means an ADT NA Covered Product or a Tyco Covered Product, as applicable.

“Covered Third Parties” and “Covered Third Party Services” means ADT NA Covered Third Parties or ADT NA Covered Third Party Services or Tyco Covered Third Parties or Tyco Covered Third Party Services, as applicable.

“Modifications” means, with respect to a product included in the ADT NA Covered Products, or the Tyco Covered Products, as applicable, (i) new features of such product; (ii) a new combination of existing features of such product; and/or (iii) new or improved functionality of such product.

“Patents” shall mean all patents, patent applications, inventions, invention disclosures and utility models, and all applications, continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions, extensions and foreign counterparts thereof.

“Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.

“Product Separation Date” shall mean June 29, 2012.

“Separation Technology Roadmap” shall mean, in respect of ADT NA, the Separation Technology Roadmap set forth in Schedule C hereof and, in respect of Tyco, the Separation Technology Roadmap set forth in Schedule D hereof.

“Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

“Tyco Covered Product” shall mean (i) any product manufactured or developed by Tyco or its Affiliates as of the Product Separation Date, which such products are set forth on

Schedule E; (ii) any product purchased by Tyco or its Affiliates from a third party (e.g., not ADT NA or its Affiliates) as of the Product Separation Date, , which such products are set forth on Schedule E, so long as such product is purchased from the same third party after such date; (iii) any product purchased by Tyco or its Affiliates from ADT NA or its Affiliates as of the Product Separation Date, which such products are set forth on Schedule E, so long as such product is still purchased from ADT NA or its Affiliates after such date; (iv) any product on the Separation Technology Roadmap, so long as such product is purchased from ADT NA or its Affiliates after the Product Separation Date; and (v) all Modifications of any of the foregoing in subsections (i)-(iv), solely to the extent such Modifications are covered by the same ADT NA Patent(s) that covered the product prior to such Modifications.

“Tyco Covered Third Party Services” means (i) the provision of Tyco Covered Products and accompanying services to Tyco and its Affiliates by vendors, consultants, contractors and suppliers; (ii) the offering of services (including any accompanying Tyco Covered Products) of Tyco or its Affiliates to customers and end users by authorized dealers; and (iii) the end-user of the services (including any accompanying Tyco Covered Products) of Tyco and its Affiliates. “Tyco Covered Third Parties” shall mean all current or future Persons referenced in the above definition.

“Tyco Excluded Patents” shall mean the U.S. and foreign patents and patent applications on Schedule F and all patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions and foreign counterparts issuing from any of the foregoing, solely to the extent they cover inventions within such scheduled patents and patent applications.

“Tyco Patents” shall mean all (i) U.S. and foreign Patents that (a) are owned or controlled by Tyco and its Affiliates as of the ADT NA Distribution Date and (b) are or were used by ADT NA and its Affiliates in the ADT NA Business on or prior to the Distribution Date, and (ii) patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions and foreign counterparts issuing from any of the foregoing, solely to the extent they cover inventions within such Patents that are memorialized in writing as invention disclosures on or before the ADT NA Distribution Date, but excluding any Tyco Excluded Patents.

“Tyco Retained Business” shall mean the Tyco businesses currently entitled (i) North America Systems Installation & Services (ii) Rest of World Systems Installation & Services; and (iii) Global Products, each as described on pp. 59-60 of Schedule 14A filed with the U.S. Securities and Exchange Commission on May 8, 2012.

“Tyco Specified Patents” shall mean the U.S. and foreign patents and patent applications on Schedule G and all patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions and foreign counterparts issuing from any of the foregoing, solely to the extent they cover inventions within such scheduled patents and patent applications.

1.2 Terms Generally. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections,

Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

ARTICLE 2 - COVENANTS

2.1 Covenant Not to Sue.

(a) Tyco Patents. Subject to the terms and conditions of this Agreement, during the Term, Tyco, on behalf of itself and its Affiliates, covenants that none of them shall assert or bring an Action:

(1) at any time after the ADT NA Distribution Date, against ADT NA or its current and future Affiliates, whether for damages and/or injunctive or equitable relief, alleging that their making, having made, using, advertising, offering for sale, importing or selling ADT NA Covered Products infringes, misappropriates or violates any of the Tyco Patents, and this covenant extends to ADT NA Covered Third Parties with respect to ADT NA Covered Third Party Services;

(2) at any time after the ADT NA Distribution Date, against a vendor or supplier of ADT NA New Supplier Products to ADT NA (or the current and future Affiliates of ADT NA), for injunctive or equitable relief (but reserving to Tyco and its Affiliates the right to bring an Action for damages), alleging that their making, having made, using, advertising, offering for sale, importing or selling ADT NA New Supplier Products to ADT NA or its current or future Affiliates, from the ADT NA Distribution Date until the second anniversary thereof, infringes, misappropriates or violates any of the Tyco Patents;

(3) at any time after the ADT NA Distribution Date, against ADT NA or its current or future Affiliates, and their respective consultants, contractors, dealers, customers and end-users, for injunctive or equitable relief (but reserving to Tyco and its Affiliates the right to bring an Action for damages), in each case, alleging that their making, having made, using, advertising, offering for sale, importing or selling ADT NA New Supplier Products, from the ADT NA Distribution Date until the second anniversary thereof, infringes, misappropriates or violates any of the Tyco Patents; and

(4) at any time after the ADT NA Distribution Date, against ADT NA or its current and future Affiliates, whether for damages and/or injunctive or equitable relief, alleging that their making, having made, using, advertising, offering for sale, importing or selling any current or future products infringes, misappropriates or violates any of Tyco Specified Patents, and this covenant extends to ADT NA Covered Third Parties with respect to ADT NA Covered Third Party Services.

(b) ADT NA Patents. Subject to the terms and conditions of this Agreement, during the Term, ADT NA, on behalf of itself and its Affiliates, covenants that none of them shall assert or bring an Action against Tyco or its current and future Affiliates, whether for damages and/or injunctive or equitable relief, alleging that their making, having made, using, advertising, offering for sale, importing and selling Tyco Covered Products, infringes, misappropriates or violates any of the ADT NA Patents. This covenant extends to Tyco Covered Third Parties with respect to Tyco Covered Third Party Services.

2.2 No Benefits to Third Parties. The Parties agree that the benefits and burdens of the covenants in Section 2.1 are intended to extend only to a Party and its Affiliates (and their Covered Third Parties, as applicable) and not to other Persons. Each Party agrees that the covenants in Section 2.1 are not intended to cover manufacturing activities on behalf of third parties (e.g., patent “laundering” or foundry activities, service bureau or outsourcing relationships). All Affiliates and Covered Third Parties (and the third parties referenced in Section 2.1(a)(2) and 2.1(a)(3) (“ADT NA New Third Parties”)) shall be deemed third party beneficiaries of this Agreement with respect to their rights under the covenants in Section 2.1 and shall have the right to enforce its provisions directly against the other Party and its Affiliates.

2.3 Limits of Covenants. The Parties agree that the covenants in Section 2.1 herein do not preclude any Party from asserting or bringing any Action against (i) a Covered Third Party for activities that are not Covered Third Party Activities; (ii) any third party who is not a Covered Third Party or an ADT NA New Third Party, for activities of any kind; or (iii) any ADT NA New Third Party, for activities that are not covered thereunder. Each Party agrees to cooperate in good faith to (a) protect their respective Intellectual Property against infringement by any Covered Third Parties with respect to activities not covered by the covenants in Section 2.1, and (b) respect the rights of all Covered Third Parties under Section 2.1. Without limiting the generality of the foregoing, if a Party intends to initiate an Action against a third party for infringement, misappropriation or violation of a Tyco Patent or ADT NA Patent, and the initiating Party asks the other Party if such third party is a Covered Third Party (or for two years after the ADT NA Distribution Date, an ADT NA New Third Party), the other Party shall respond within a reasonable time, to prevent the initiating Party from pursuing an Action against activities that are covered by the covenants in Section 2.1.

2.4 No Further Obligations. Except as set forth in the Transition Services Agreements or any other agreement between the Parties, no Party is required to (i) provide any Intellectual Property deliverables, support, maintenance, training or other assistance to the other Party or its Affiliates hereunder; (ii) register or patent any unregistered Intellectual Property, maintain or renew any registered or patented Intellectual Property or maintain the confidentiality of any confidential Intellectual Property subject to the covenants granted hereunder or (ii) enforce against third parties any of the Intellectual Property that is subject to the covenants granted hereunder. Neither Party has any right to register, patent, maintain, renew or enforce the Intellectual Property owned by the other Party or its Affiliates.

2.5 Consideration. The Parties agree that the consideration for the covenants in Section 2.1 is a portion of the consideration set forth in the SDA, and that no further payments or royalties are therefore due under this Agreement.

2.6 Non-Compete. This Agreement does not limit, expand or modify the Parties’ non-compete obligations set forth in Section 5.1 of the SDA.

ARTICLE 3 - TERM

The term of each covenant in Section 2.1 commences on the ADT NA Distribution Date and continues until the last item of the Patents therein falls into the public domain. The term of this Agreement (“Term”) expires when all covenants in Section 2.1 expire. The Parties agree that, without limiting a Party’s other rights and remedies hereunder, termination of this Agreement shall not be an available remedy for any Party’s breach of this Agreement.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 By Each Party. Each Party represents and warrants to the other Party that: (i) the warranting Party has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; (ii) this Agreement has been duly executed and delivered by the warranting Party and, assuming the due execution and delivery of this Agreement by both Parties, constitutes a valid and binding agreement of the warranting Party enforceable against the warranting Party in accordance with its terms; and (iii) the warranting Party has the power and authority to bind its Affiliates to their obligations hereunder.

4.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, EACH PARTY DISCLAIMS ANY ADDITIONAL REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND ANY INTELLECTUAL PROPERTY SUBJECT TO THE COVENANTS HEREIN, INCLUDING ANY WARRANTIES OF TITLE, OWNERSHIP, VALUE, SUITABILITY, CONDITION, MERCHANTABILITY, FITNESS FOR USE OR NON-INFRINGEMENT OF THIRD-PARTY RIGHTS.

ARTICLE 5 - ASSIGNMENT

5.1 Assignment.

(a) Permitted Assignments. Neither Party may assign this Agreement without the other Party’s prior written consent in its sole discretion, except that a Party may and must assign this Agreement to any Person who acquires or purchases the assigning Party’s interests in the Patents governed by this Agreement. The Parties intend and agree that the covenants in Section 2.1 are encumbrances upon and inseparable from each of the Tyco Patents and the ADT NA Patents, and that any transaction that purports to enact such separation shall be null and void at the outset. For purposes of this Section 5.1(a), an assignment shall include a change of control, merger, reorganization (in bankruptcy or otherwise), assumption in bankruptcy or equity and asset sale, regardless of whether such transaction is considered an “assignment” under governing law.

(b) Conditions on Assignment. For any assignment of this Agreement, (i) the assigning Party must provide the other Party with prompt written notice and a copy of the assignment, (ii) the assignee is deemed to assume automatically (but nonetheless must assume in writing) the assigning Party’s obligations under this Agreement in writing, and (iii) the covenants in Section 2.1 shall not apply to any other businesses of the successor or acquirer, even if they are merged with or into the businesses of the assignor. Subject to this Section 5.1, either Party may assign this Agreement in part: (x) with respect to one or more territories or jurisdictions, provided that, for administrative purposes, at all times, only one Person can be the Party to this Agreement in any one territory or jurisdiction or (y) to an Affiliate with respect to its businesses, if a Party sells, divests or spins off such Affiliate.

(c) Effect of Assignment. Any attempted transaction in violation of this Section 5.1 shall be void ab initio and of no force or effect. In the event of a permitted assignment hereunder, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

ARTICLE 6 - MISCELLANEOUS

6.1 Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.1):

if to Tyco, to:

Tyco International Ltd.

c/o Tyco International (US) Inc.

9 Roszel Road

Princeton, New Jersey

Attn: General Counsel

Facsimile: (609) 720-4208

if to ADT NA, to:

The ADT Corporation

1501 Yamato

Boca Raton, Florida 33431

Attn: General Counsel

Facsimile: (        )

6.2 Waivers and Consents. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party.

6.3 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each Party.

6.4 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

6.5 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, EACH PARTY UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH THE FOREGOING.

6.7 Specific Performance. Each Party acknowledges and agrees that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled at law or in equity, each Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The Parties acknowledge that the two-year period described in Sections 2.1(a)(2) and 2.1(a)(3) (the “Grace Period”) arises from certain conditions specific to the transactions contemplated in the SDA, including the transformation of Affiliates into third parties after the Distribution Date. Therefore, the Parties intend and agree that Tyco’s covenants in Sections 2.1(a)(2) and 2.1(a)(3) should not be construed as (i) an admission regarding the lack of irreparable harm to Tyco and its Affiliates by any infringements referenced in Sections 2.1(a)(2) and 2.1(a)(3) that occur after the Grace Period, and/or (ii) a waiver by Tyco and its Affiliates of their right to seek injunctive relief for any such infringements that occur after the Grace Period. ADT NA agrees that it and its Affiliates will not argue that Tyco and its Affiliates are not entitled to injunctive relief for any such infringements that occur after the Grace Period, by virtue of the existence of the Grace Period.

6.8 Counterparts. This Agreement may be signed in counterparts (and may be delivered by facsimile or other electronic transmission).

6.9 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.10 Further Assurances. The Parties agree to execute such further documents and perform such further actions as may be reasonably requested by the other Party to evidence and effectuate further the purposes and intents set forth in this Agreement.

6.11 Bankruptcy. For purposes of Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. § 365(n), the Parties intend and agree that the covenants in Section 2.1 shall be construed to be licenses to “intellectual property” and that if a Party hereto enters into bankruptcy, the other Party and other Persons protected by such covenants shall be subject to the protections afforded to licensees under 11 U.S.C. § 365(n).

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[TYCO INTERNATIONAL LTD.]

By:
Name:
Title:

[THE ADT CORPORATION]

By:
Name:
Title:

Schedule A – ADT NA Products

Schedule B – ADT NA Excluded Patents

Schedule C – ADT NA Separation Technology Roadmap

Schedule D – Tyco Separation Technology Roadmap

Schedule E – Tyco Products

Schedule F – Tyco Excluded Patents

Schedule G – Tyco Specified Patents